                                                                     EXHIBIT 8.1

NAME OF SUBSIDIARY                                 JURISDICTION OF INCORPORATION
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Mining Investments Jersey Limited                        Jersey, Channel Islands

Morila Limited                                           Jersey, Channel Islands

Societe des Mines de Morila SA                                  Republic of Mali

Randgold Resources (Cote d'Ivoire) Limited               Jersey, Channel Islands

Randgold Resources (Cote d'Ivoire) SARL                            Cote d'Ivoire

Randgold Resources (Mali) Limited                        Jersey, Channel Islands

Randgold Resources Mali SARL                                    Republic of Mali

Randgold Resources (Senegal) Limited                     Jersey, Channel Islands

Randgold Resources (Somilo) Limited                      Jersey, Channel Islands

Societe des Mines de Loulo SA                                   Republic of Mali

Randgold Resources Tanzania (T) Limited                                 Tanzania

Seven Bridges Trading 14 (Proprietary) Limited          Republic of South Africa

Randgold Resources (Burkina) Limited                     Jersey, Channel Islands

Randgold Resources T1 Limited                            Jersey, Channel Islands

Randgold Resources T2 Limited                                   Republic of Mali